UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Construction Subordinate Interest Investment

On December 14, 2015, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through a subsidiary of its operating partnership, originated a $28.6 million subordinate interest (the “Subordinate Interest”) to partially capitalize the development of a $206.2 million (inclusive of the most recent appraised value of the land), 82 unit 6-story residential project located in New York, New York (the “Project”). The Project, which is expected to be completed in 2018, is being developed by an affiliate (the “Common Member”) of a commercial real estate developer with substantial local experience (the “Project Sponsor”). NorthStar Income II initially funded $19.8 million of the Subordinate Interest with proceeds from its ongoing initial public offering and will fund the remaining $8.8 million over the next 34 months, subject to the satisfaction of certain conditions including the achievement of performance thresholds and construction milestones.

The Project is located on a full block in the heart of the East Village. The Project will be built on 29,074 square feet of land and will be comprised of 100,608 sellable square feet (“SF”) of residential space and approximately 11,341 rentable SF of retail space, with various full-service luxury amenities, including 24-hour attended lobby, swimming pool and fitness and spa facilities. In connection with the Subordinate Interest, certain affiliates of the Project Sponsor have agreed to guaranty completion of the Project in accordance with plans and specifications pre-approved by NorthStar Income II.

The Subordinate Interest bears interest at a floating rate of 12.5% over the one-month London Interbank Offered Rate (“LIBOR”). The Subordinate Interest was originated at a 0.50% discount and NorthStar Income II will earn an exit fee in connection with any redemption in whole or in part of the Subordinate Interest in an amount equal to 1.0% of any outstanding amount of capital being redeemed at that time. The initial term of the Subordinate Interest is 36 months, with one one-year extension option available to the Common Member, subject to the satisfaction of, among other things, certain performance tests. The Subordinate Interest may be redeemed by the Common Member at any time, provided that if the Subordinate Interest is redeemed in full prior to the second anniversary of the closing, then the Common Member is required to pay an amount such that NorthStar Income II receives 125% of the sum of NorthStar Income II’s contributed capital through the date of such redemption. The Common Member has agreed to comply with various financial and other covenants. In addition, events of default are standard for investments of this type and include, for example, payment and covenant breaches, insolvency of the Common Member, the occurrence of an event of default relating to the Project or a change in control of the Common Member.

At the time of closing, the Project Sponsor has contributed $45.6 million of equity toward the completion of the Project (inclusive of the most recent appraised value of the land). The remaining anticipated project cost is being financed with a $132.0 million senior loan provided by an unaffiliated third-party lender (the “Senior Borrowing”). An affiliate of the Common Member will pay interest on the Senior Borrowing at a floating rate of 3.25% over one-month LIBOR. The Senior Borrowing may be prepaid without penalty at any time.

The loan-to-cost ratio (the “LTC”) of the Subordinate Interest is approximately 78%. The LTC is the amount loaned to the Common Member and its affiliate in connection with the Project, including any senior debt, over the total costs expected to complete the Project.

Hotel Loan Origination

On December 14, 2015, NorthStar Income II, through a subsidiary of its operating partnership, originated a $46.0 million senior mortgage loan (the “Senior Loan”) secured primarily by a portfolio of two full-service hotels located in Atlanta, Georgia (collectively, the “Portfolio”). NorthStar Income II funded the Senior Loan with proceeds from its ongoing initial public offering.
The Portfolio is comprised of a 101-room full-service hotel located in midtown Atlanta and a 102-room full-service hotel located in downtown Atlanta, totaling 306,733 SF of hotel space and approximately 20,653 SF of retail space, as well as an adjacent one-acre land parcel. The Portfolio is located in close proximity to major thoroughfares, public transportation, and major cultural and educational landmarks. The sponsor (the “Hotel Sponsor”) has executed a franchise agreement with a nationally recognized hospitality brand and plans to invest an additional $4.2 million (approximately $21,000 per room) in connection with an approved property improvement plan. The borrower is an affiliate of the Hotel Sponsor, a hotel owner and full service management company that currently manages over 2,300 rooms nationally across a variety of hospitality brands (the “Borrower”).
The Senior Loan bears interest at a floating rate of 5.75% over one-month LIBOR. The Senior Loan was originated at a 1.0% discount and NorthStar Income II will earn an exit fee equal to 1.0% of the outstanding amount of the Senior Loan at the time of repayment. The Senior Loan is currently unlevered and NorthStar Income II intends to obtain third-party financing for the Senior Loan in the future. The initial term of the Senior Loan is 36 months, with two 12-month extension options available to the Borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Senior Loan may be prepaid during the first 24 months, provided the Borrower pays an additional amount equal to the greater of (1) 1.0% of such prepayment and (2) the remaining interest due on the amount prepaid through month 24 calculated at the interest rate in effect at the time of such prepayment. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the Borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the Borrower.
The loan-to-value ratio (“LTV Ratio”) of the Senior Loan is approximately 75%. The LTV Ratio is the amount loaned to the Borrower net of certain reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the Portfolio at the time of origination.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability of the Project Sponsor to effectively manage the Project securing the Senior Borrowing and backing the Subordinate Interest; the ability of the Common Member to comply with the terms, including financial and other covenants of the Subordinate Interest and the Senior Borrowing; whether the Common Member determines to extend the Senior Borrowing or Subordinate Interest; the ability of the Project Sponsor to successfully complete the Project in accordance with its anticipated timing, budget and specifications, if at all; whether or not certain affiliates of the Project Sponsor guarantee completion of the Project; the ability of the Project Sponsor to successfully sell or lease the Project upon completion; changes in supply and market demand for condominiums located in New York, New York; changes in supply, market demand and rental rates for commercial real estate located in New York, New York and Atlanta, Georgia; the ability of the Borrower of the Senior Loan to comply with the terms, including financial and other covenants, of the loan agreement; the Hotel Sponsor’s ability to complete planned capital improvements to the Portfolio; whether the Portfolio will be able to become affiliated with a nationally recognized hospitality brand; whether the Borrower determines to extend the Senior Loan; NorthStar Income II’s ability to finance the Senior Loan in the future or at all; market hotel rates and property level cash flow; future property values; the impact of any losses from NorthStar Income II’s investments on cash flow and returns; changes in economic conditions generally and the real estate and debt markets specifically; availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: December 18, 2015	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel and Secretary

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